UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01    Regulation FD Disclosure
On May 15, 2017, Newpark Resources, Inc. (the “Company”) issued a press release announcing that it has entered into an agreement with Baker Hughes to provide drilling fluids and related services as part of Baker Hughes’ integrated service offering in support of the Greater Enfield project in offshore Western Australia.  Work under this contract is expected to begin in late 2017 and generate total revenues of approximately $20 million over a two-year period.
Separately, the Company also announced that it was awarded a three-year contract with Cairn Oil & Gas to provide drilling and completion fluids, along with associated services, in support of Cairn’s onshore drilling in India. The contract also contains an option to extend the term for one additional year, at Cairn’s discretion. Work under this contract is expected to begin in the third quarter of 2017 and generate total revenues of approximately $50 million over the initial three-year term, subject to the customer’s drilling activity levels.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Newpark Resources, Inc. on May 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated:	May 15, 2017	By:	/s/ Gregg S. Piontek
Gregg S. Piontek, Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Newpark Resources, Inc. on May 15, 2017.